                                                                Exhibit 10.4
                                                                ------------



                              EMPLOYMENT AGREEMENT


         This is an agreement (the "Agreement") between Ground Round Restaurants, Inc. (the "Company" or "Ground Round") a New York corporation with its principal place of business at 35 Braintree Hill Office Park, Braintree, Massachusetts and Henri R. Evans (the "Employee"), with a business address of 35 Braintree Hill Office Park, Braintree, Massachusetts, effective as of May 15, 1997 (the "Effective Date").

         In consideration of the promises and mutual covenants contained herein, the parties agree as follows:


1.       Employment.

         From and after the Effective Date, for and during the term, and subject to the further conditions of this Agreement, Employee shall be employed in the capacity of Vice President of Marketing of the Company and its affiliates and subsidiaries and perform all duties that may reasonably be required of him as Vice President of Marketing or as may be assigned by the Chairman, President and Chief Executive Officer (the "Chairman") of the Company. Employee shall report to the Chairman and shall be subject to his discretion and control.

         The location for such employment shall be at the corporate offices of the Company.

         Employee shall devote substantially all of his business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and to the ethical discharge of his duties and responsibilities under this Agreement. Employee shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of employment, except for the following: managing the personal business affairs of Employee; and as may otherwise be expressly approved in writing in advance by the Chairman.

2.       Term.

         Company shall employ Employee for an initial term commencing on the Effective Date and ending one year from the Effective Date, unless Employee's employment is sooner terminated pursuant to the provisions of this Agreement. The initial term shall be automatically extended for successive one year terms, unless at least 90 days prior to the expiration of the original or extended term either party shall advise the other in writing that it wishes to terminate this Agreement as of the end of the original or that extended term (the original and any extended term shall hereinafter be collectively referred to as the "Employment Period").

3.       Compensation and Benefits.

         (a)      Base Salary.

                  During the Employment Period, the Company shall pay the Employee base salary (the "Base Salary") at a rate of no less than Ten Thousand Eight Hundred Thirty-Three and Thirty-Three Cents ($10,833.33) per month (the "Base Rate"), prorated for any partial period. Base Salary shall be payable in accordance with the payroll practices of the Company for its executives.

         (b)      Bonus.

                  Employee shall be eligible to receive during the term of this Agreement commencing in the Company's 1997 fiscal year, and shall be paid within thirty (30) days of the annual audit of the Company, if the calculations mandate such payment, a bonus as provided in the Corporate Office Incentive Plan, and subject to its terms and conditions.

         (c)      Stock Options.

                  The Company shall grant to Employee, on the Effective Date, a stock option to purchase Thirty Thousand (30,000) shares of common stock of the Company in accordance with the terms of the Company's Amended and Restated 1989 Stock Option Plan and the 1992 Equity Incentive Plan. The price at which shares of Common Stock may be purchased pursuant to the option shall be the closing price, as of May 15, 1997, of a share of the Company's common stock as listed on NASDAQ.

                  The option shall become exercisable in equal installments over a three-year period, with the first installment being exercisable on May 14, 1998.

                  Promptly after the grant of the Option, the Company and Employee shall execute and deliver to each other a Stock Option Agreement evidencing the Option and the terms thereof (the "Stock Option Agreement"). It is understood and agreed that the Option shall be granted and governed in accordance with the terms of the Plans and the rules and regulations of the Securities and Exchange Commission.

         (d)      Benefits.

                  Except as otherwise provided herein, Employee shall be entitled to receive the fringe benefits normally provided by the Company to senior executives and in accordance with the terms of each Plan or document which controls such benefit (including but not limited to life insurance coverage, medical and dental insurance, travel and accident insurance, Long-Term Disability coverage, Executive Health examination on an annual basis, stock options and other benefits during the term of this Agreement). Employee shall be entitled to the use of a company automobile in accordance with the Company's Automobile Policy, from time to time in effect. The Employee's participation shall be subject to the terms of the applicable plan documents, generally applicable company policies and appropriate discretion of the Board or any administrative committee contemplated by such plans.

         (e)      Vacation.

                  During the Employment Period, Employee shall be entitled to vacation (prorated for partial calendar years), subject to the reasonable business needs of the Company and in accordance with the terms of the Company's Vacation Policy.

         (f)      Certain Expenses.

                  The Company shall pay or reimburse the Employee for all reasonable, customary business expenses incurred or paid by the Employee in the performance of the duties and responsibilities of his position and to such reasonable substantiation and documentation as may be required by the Company.

         (g)      Relocation.

                  When the Employee relocates to the Commonwealth of Massachusetts, the Company agrees to reimburse Employee for reasonable and ordinary expenses which are covered under the Company's Employee Relocation Policy and in accordance with the terms of the Policy.

4.       Termination of Employment.

         (a)      Death.

                  If the Employee dies during the Employment Period, the Company shall have no further obligations under this Agreement other than to pay to the Employee's estate Base Salary through the end of the calendar month of his death and any other bonus or compensation hereunder in accordance with the applicable Company plan or policy.

         (b)      Disability.

                  The Company may terminate the Employee's employment by written notice in the event that, for any reason, he becomes disabled, either physically or psychologically, or is unable to perform substantially all of his essential duties and responsibilities under this Agreement for One Hundred Eighty (180) days during any period of three hundred and sixty-five (365) consecutive days. In the event of such a termination, the Company shall have no further obligations under this Agreement other than to pay to the Employee Base Salary through the end of the calendar month of his termination and any other bonus or compensation hereunder in accordance with the applicable Company plan or policy.

                  The Employee shall at the request of the Company, submit to a medical examination by a physician selected by the Company, to whom the Employee or his duly appointed guardian has no reasonable objection, to determine whether the Employee is disabled. Such determination shall be conclusive. If the Employee fails to submit to such medical examination, the Company's determination of the Employee's disability shall be conclusive.

                  Paragraph 4(b) shall be interpreted and applied in accordance with the Americans with Disabilities Act, including but not limited to, the obligation to provide reasonable accommodations as specified under such Act.

         (c)      Termination by the Company for Cause.

                  The Company may terminate the Employee's employment hereunder for Cause at any time upon written notice setting forth in reasonable detail the nature of the Cause. The following, as determined by the Chairman in his reasonable judgment, will constitute Cause:

                  (i) The Employee's refusal to attempt in good faith to perform his duties and responsibilities to the Company; a breach of fiduciary duty; any willful misconduct by the Employee which injures the Company (monetarily or otherwise) or the Employee's gross negligence in the performance of his duties and responsibilities; or

                  (ii) fraud, embezzlement or other dishonesty by the Employee with respect to the Company; or

                  (iii) the Employee's conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude;

                  (iv)     any material breach of this Agreement; and

                  (v) any form of misconduct as described in the Company's current Termination Policy under I.B. 4 of such policy.

                  Upon termination of the Employee's employment for Cause, the Company shall have no further obligations under this Agreement other than to pay to the Employee any Base Salary through the date of termination, and any other amounts that have been earned in accordance with the applicable Company policy, but has not been paid, but specifically excluding any bonus payment stated in paragraph 3(b).

         (d) Termination by the Company Other Than for Cause (Excluding Change of Control).

                  The Company may (other than during a Change of Control time period as defined below) terminate the Employee's employment hereunder, other than for Cause, at any time upon written notice, as defined in the Company's current Termination Policy. In the event of such termination, the Company shall do the following:

                  (i) Pay to Employee his Base Salary in accordance with the Company's customary payroll practices for a period of six months after the date of termination or the period remaining in the Employment Period, whichever shall be greater (such greater period is referred to herein as the "Severance Period") provided, however, if Employee shall secure other employment, the Company shall cease making such payments as of that time.

                  (ii) Pay to Employee any other bonus or compensation hereunder in accordance with the applicable Company plan or policy; and

                  (iii) Continue to contribute to the cost of the Employee's participation in the Company's Continued Benefit Plans (as hereinafter defined) for a period of six months after the date of termination or during the remainder of the Employment Period, whichever shall be greater, provided, however, if Employee shall secure other employment, the Company's contribution to such Continued Benefit Plans shall cease as of that time.

                  The Company shall have no other obligations under this Agreement, unless there is a Change of Control as defined in paragraph 5(c)(ii), and if such a Change of Control occurs, the terms and provisions of paragraph 5 of this Agreement shall control.

         (e)      Termination by the Executive (Excluding Change of Control).

                  (i) If the Employee terminates his employment during the Employment Period (other than during a Change of Control period as defined below) because the Employee resigns, the Company shall pay Employee the Base Salary through the date of termination and any other bonus or compensation in accordance with the applicable Company plan or policy.

                  (ii) If the Employee terminates his employment with the Company for any other reason (other than during a Change of Control period as defined below), in addition to its other rights and remedies, the Company shall have no further obligations under this Agreement other than to pay to the Employee any Base Salary through the date of termination and any other bonus or compensation in accordance with the applicable Company plan or policy.

         (f)      Stock Options.

                  Upon termination, death or disability, as such terms are defined in paragraph 4, the Employee's rights with respect to any stock options then held shall be governed by the Plan(s) and/or any applicable documents under which such options were awarded.

         (g)      Severance.

                  Upon any termination, death or disability, Employee waives any rights Employee may have to receive any applicable Severance Pay under the Company's Severance Pay Plan, subject to the terms and conditions of such Plan, and except as otherwise required by law.

5.       Change of Control

         The following provisions of this paragraph shall apply only in event of a Change of Control:

         (a) In the event of a Change of Control as defined below and in consideration of Employee's continued employment with the Company, the Company will pay Employee as termination compensation: (x) an amount, determined as provided below, in the event that within (i) twelve (12) months after a Change of Control of the Company has occurred Employee terminates employment with the Company for Good Reason, (as defined below), within ninety (90) days after the event which constitutes Good Reason or (ii) twenty four (24) months after a Change of Control of the Company has occurred, Employee's employment with the Company is terminated by the Company for any reason other than Cause, death or disability (disability being defined as in paragraph 4(b)). The amount of termination compensation so payable shall be an amount equal to the product of 2 times the Employee's current annual Base Salary and, if Employee's Base Salary is hereafter increased, the Employee's highest annual base salary ("Highest Base Salary") from time to time hereafter in effect; or (y) an amount equal to the Employee's Base Salary or Highest Base Salary, as the case may be, in the event the Employee terminates employment with the Company for Good Reason within ninety (90) days after the event which constitutes Good Reason, at any time after the first anniversary and prior to the second anniversary of the date on which a Change of Control of the Company has occurred. The termination compensation payable pursuant to (x) or (y) above, as the case may be, is herein referred to as the "Severance Payment". In addition to the Severance Payment, the Company shall pay any bonus due in accordance with paragraph 3(b)(a "Bonus Payment"), and such bonus shall be pro rated only for that fiscal year that the Change of Control occurs. The Severance Payment and any Bonus Payment shall be paid to Employee as follows: (i) any Bonus Payment and one-half of the Severance Payment shall be paid within five (5) days after the date of termination (hereinafter referred to as the "Payment Date") of Employee's employment (hereinafter referred to as the "Termination Date"), and (ii) one-half of the Severance Payment shall be paid in twelve (12) equal monthly installments commencing on the day that is one month after the Termination Date (the "Monthly Severance Payments").

          (b)     In addition:

                  (i) Any compensation and other amounts previously deferred by Employee, together with accrued interest thereon, if any, to which Employee is entitled, and any accrued vacation pay not yet paid by the Company, shall be paid to Employee on the Payment Date.

                  (ii) All other amounts accrued or earned by Employee through the Payment Date and amounts otherwise then owing under the Company's plans and policies, excluding payment(s) due under the Company's Severance Pay Plan (which Employee shall not participate in) shall be paid to Employee on the Payment Date, other than benefits due to Employee under any qualified plan(s) of the Company, which benefits shall be paid in accordance with the terms of such plan(s).

                  (iii) The Company shall pay all reasonable legal fees and expenses incurred by Employee in seeking to obtain or enforce any right or benefit provided by a Change of Control, regardless of the outcome thereof, but specifically excluding legal representation for initiation of a lawsuit and representation thereafter.

                  (iv) The Company shall maintain in full force and effect, for the continued benefit of Employee and/or Employee's family for one year after the Termination Date, all medical and dental insurance plans, disability and life insurance plans, travel and accident insurance and the Company's Automobile Policy (collectively, the "Continued Benefits Plans") in which Employee was entitled to participate immediately prior to the Change of Control, provided that Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Employee's participation in any such plan or program is barred, the Company shall arrange to provide Employee with benefits substantially similar to those which Employee is entitled to receive under such plans and programs or at the Company's election, pay Employee in cash an equivalent amount. At the end of the period of coverage, Employee shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to Employee.

                  (v) All outstanding stock options which Employee holds shall vest immediately upon a Change of Control.

         (c)      For purposes of this Agreement:

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (ii) A "Change of Control" shall be deemed to have taken place if (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, (b) the stockholders of the Company shall have approved (i) a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (ii) a sale of all or substantially all of the assets of the Company, or (c) as the result of a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or of any parent of or successor to the Company immediately after the Transaction occurs; or (d) any person or persons acting as a group acquire the right, by contract, agreement, understanding or otherwise, to elect or designate a majority of the members of the Board of Directors of the Company or of any parent of the Company.

                  (iii) "Cause" is defined in paragraph 4(c) of this Agreement and shall also be applicable to the Change of Control section.

         (d)      "Good Reason" means:

                  (i) The assignment to Employee of any duties materially inconsistent in any respect with Employee's position of Vice President of Marketing, or Employee's authority, duties or responsibilities as in effect on the date of the Change of Control, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice from Employee;

                  (ii) Any reduction of Employee's base salary or the failure by the Company to provide Employee with an incentive compensation program, welfare benefits, retirement benefits and other benefits which in the aggregate are no less favorable than the benefits to which Employee was entitled prior to the Change of Control;

                  (iii) The Company's requiring Employee to be based at any office or location more than fifty (50) miles from the location at which Employee is employed on the date of the Change of Control, except for travel reasonably required in the performance of

                           Employee's responsibilities, or the Company's requiring Employee to move his Massachusetts residence more than fifty (50) miles from the location of Employee's current Massachusetts residence at which Employee resides on the date of the Change of Control;

         (e)      (i)      Anything in this Agreement to the contrary
                           notwithstanding, in the event it shall be determined that any payment or distribution by the Company to Employee or for his benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment"), would be nondeductible by the Company for Federal income tax purposes because of Section 280G of the Internal
                           Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of amounts payable or distributable to Employee or for his benefit pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of paragraphs 5(e)(i)(ii)(iii), present value shall be determined in accordance with Section
                           280G(d)(4) of the Code.

                  (ii) All determinations required to be made under paragraphs 5(e)(i)(ii)(iii) shall be made by the Company's then independent certified accountants, which shall provide detailed supporting calculations both to the Company and Employee within fifteen (15) business days of the Termination Date, or such earlier time as is requested by the Company, and a written opinion to Employee at Employer's cost that Employee has substantial authority not to report any Excise Tax on Employee's federal income tax return with respect to the Payments. Any such determination by the Company's then independent certified accountants shall be binding upon the Company and Employee. Employee shall determine which and how much of the Payments shall be eliminated or reduced consistent with the requirements of paragraphs 5(e)(i)(ii)(iii), provided that, if Employee does not make such determination within ten business days of the receipt of the calculations made by the Company's then independent certified accountants, the Company shall elect which and how much of the Payments shall be eliminated or reduced consistent with the requirements of paragraphs 5(e)(i)(ii)(iii) and shall notify Employee promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to Employee or for Employee's benefit such amounts as are then due to Employee under this Agreement. For purposes of paragraphs 5(e)(i)(ii)(iii), "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax.

                  (iii)    As a result of the uncertainty in the application of
                           Section 280G of the Code at the time of the initial determination by the Company's then certified independent accountants hereunder, it is possible that Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Payments which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Company's then certified independent accountants, based upon the assertion of a deficiency by the Internal Revenue Service against Employee which the Company's then certified independent accountants believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to Employee or for Employee's benefit shall be treated for all purposes as a loan ab initio to Employee which Employee shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Company's then certified independent accountants, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to Employee or for Employee's benefit together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

         (f) Employee shall not be required to mitigate the amount of any Payment provided for in this paragraph 5 by seeking other employment or otherwise, nor shall the amount of any Payment provided for in this paragraph 5 be reduced by any compensation earned by Employee as the result of employment by another employer after the Termination
                  Date, or otherwise except that Employee shall not be entitled to continue to participate in a Continued Benefits Plan to the extent that Employee is eligible to participate in a benefits plan of another employer that is substantially similar to such Continued Benefits Plan, as to type and coverage, during the one year period following the Termination Date. The Company's obligation to make the Payments provided for in this paragraph 5 and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which it may have against Employee or others. Notwithstanding anything to the contrary contained herein, in the event that the Company makes a good faith determination that Employee has breached the non-compete provisions contained in paragraph 8 hereof, in addition to any of its other rights and remedies, the Company shall have the right to set-off and withhold any remaining Monthly Severance Payments.

         (g) The failure by Employee to set forth in any notice of termination of employment any fact or circumstances which contributes to a showing of Good Reason shall not waive any of Employee's rights hereunder or preclude Employee from asserting such fact or circumstance in enforcing Employee's rights hereunder.

         (h) If a Change of Control occurs, the terms and provisions of paragraph 5 of this Agreement governing the payments to be made shall control in lieu of any provisions elsewhere in the Employment Agreement.

         (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform according to this paragraph 5 in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this paragraph 5, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         (k) Nothing in this paragraph 5 shall prevent or limit Employee from any continuing or future participation in any benefit, incentive or other plan or program (excluding the Company's Severance Pay Plan) provided by the Company and for which Employee may qualify. Amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan or program of the Company at or subsequent to any Change of Control shall be payable in accordance with such plan or program.

6.       D & O Liability Insurance.

         The Employee shall be covered in his capacity as an officer of the Company under the Company's directors and officers liability insurance policy. The cost of such coverage shall be borne by the Company.

7.       Nondisclosure.

         During the Employment Period, the Employee may become aware of information which is nonpublic, confidential or proprietary in nature with respect to the Company or with respect to other companies, persons, entities, ventures or business opportunities in which the Company has, or, if it were disclosed to the Company, the Company might have, an interest ("Confidential Information"). During the Employment Period and thereafter, all Confidential Information will be kept strictly confidential by the Employee and the Employee shall not: (a) copy, reproduce, distribute or disclose any Confidential Information to any third party except in the course of his employment by the Company;
         (b) use any Confidential Information for any purpose other than in connection with his employment by the Company; or (c) use any Confidential Information in any way that is detrimental to the Company.

         Confidential Information shall not include information which the Employee can demonstrate: (a) is or becomes generally available to the public other than by breach by the Employee of his agreement herein;
         (b) is required to be disclosed by the Employee after due notice to the Company, pursuant to obligations under law, regulation or court order; or (c) was prior to the Effective Date, or thereafter becomes, known to the Employee on a nonconfidential basis.

         Upon termination of the Employee's employment, he shall immediately return at Company's expense or destroy on request of Company's Counsel all Confidential Information, including all notes, copies, reproductions, summaries, analyses, or extracts thereof, then in his possession. Such return or destruction shall not abrogate the continuing obligations of the Employee under this Agreement.

         In the event that the Employee is requested or required (by interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, he shall provide the Company with prompt written notice so that it may seek a protective order or other appropriate remedy. In the event such protection or other remedy is not obtained, the Employee shall furnish only that portion of the Confidential Information which he is advised by counsel agreed to by Company and Employee, at Company's expense, is legally required and shall exercise best efforts to obtain assurance that confidential treatment will be accorded to such Confidential Information, but in no event shall Employee be required to withhold such Confidential Information if incarceration of Employee may result.

         The Employee agrees that until the expiration of two (2) years from the date of termination of his employment by the Company, regardless of the reason for termination, he will not without the prior written approval of the Company (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities, assets or property of the Company or any of its subsidiaries, whether such agreement or proposal is with the Employee or with a third party, other than shares of common stock he is entitled to acquire under the terms of this Agreement or the Stock Option Plan or Equity Incentive Plan, or by inheritance, (ii) propose to enter into, directly or indirectly, any merger or other business combination involving the Company or any of its subsidiaries, (iii) make, or in any way participate, directly or indirectly, in any "solicitation" or "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its subsidiaries,
         (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company or any of its subsidiaries, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing or (vii) advise, encourage, provide assistance (including financial assistance) to or hold discussions with any other persons in connection with any of the foregoing. Employee may vote any stock owned by Employee, either directly or indirectly, in any manner Employee chooses, as long as such voting right does not violate any securities laws.

         The Employee hereby acknowledges that he is aware that the securities laws prohibit any person who has material, nonpublic information concerning the Company from purchasing or selling securities of the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities.

         The obligations of the Employee stated in this paragraph shall, except where expressly limited as to time, continue without limit as to time and without regard to the employment status of the Employee.

8.       Non-Compete Provision.

         Upon termination of this Agreement for any reason, Employee agrees that he will not, for a period of one (1) year following any such termination, except in the event of Employee's termination pursuant to paragraph 4(d) hereof, in which case, Employee agrees that he will not throughout the Severance Period, either directly or indirectly, as a director, officer, employee, agent, consultant, or owner, in whole or in part, engage in any related activities which are competitive with the Company's (or its subsidiaries) full-service restaurant operations within geographic proximity to the Company operations or its subsidiaries. Employee acknowledges that the remedy at law available to the Employer and its subsidiaries for a breach or threatened breach of this paragraph would be inadequate and, therefore, Employee agrees that in addition to any remedies at law, in the event of any such breach or threatened breach, the Employer and/or its subsidiaries shall be entitled to obtain equitable relief or injunctive relief to enforce the provisions of this paragraph. Ownership of less than five (5%) percent of any class of publicly-traded securities shall not be deemed a breach of this paragraph.

9.       Payments.

         The Company shall have the right to cause all payments pursuant to this Agreement to be made by The Ground Round, Inc. ("TGRI") and to cause TGRI to provide all benefits required hereunder, which benefits shall be those normally provided by TGRI to senior executives of TGRI or the Company.

10.      Withholding.

         All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

11.      Assignment.

         Except as provided in this paragraph, neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other. The Company may without the consent of the Employee assign its rights and obligations under this Agreement to any wholly-owned subsidiary of the Company or to any corporation or other business entity into which the Company has merged or with which it has consolidated or which has acquired substantially all of the Company's assets, provided that no such assignment shall relieve the Company of its obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

12.      Conflicting Agreement.

         The Employee hereby represents and warrants that the execution of this Agreement and the performance of the obligations hereunder will not breach or be in conflict with any other agreement to which Employee is a party or is bound and that Employee is not now subject to any covenants against competition or similar covenants that would affect the performance of Employee's obligations hereunder.

13.      Entire Agreement.

         This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements, representations and understandings, written or oral, express or implied, with respect to the terms and conditions of the Employee's employment.

14.      Amendment.

         This Agreement may be amended or modified only by a written instrument signed by the Employee and by such officer as may be specifically designated and authorized by the Board.

15.      Governing Law.

         This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the law of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

16.      Notice.

         For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopied (receipt acknowledged) or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to Company shall be directed to the attention of the Chairman with a copy to the Secretary of Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

17.      Validity,

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. The provisions of paragraph 7 shall survive the termination or expiration of this Agreement regardless of the reasons therefor. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Employee, as of the date first above written.

                                 GROUND ROUND RESTAURANTS, INC.



                                 By:      /s/  Daniel R. Scoggin
                                          ---------------------------------
                                          Daniel R. Scoggin
                                          Chairman, President and
                                          Chief Executive Officer


                                 HENRI R. EVANS



                                          /s/  Henri R. Evans
                                          ---------------------------------